UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 2, 2005

DYNAVAX TECHNOLOGIES CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50577 (Commission File Number)	33-0728374 (IRS Employer Identification No.)

2929 Seventh Street, Suite 100, Berkeley, (Address of Principal Executive Offices)	CA 94710 (Zip Code)
Registrant’s telephone number, including area code: (510) 848-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On November 2, 2005, Dynavax Technologies Corporation (“Dynavax” or the “Company”) appointed Ms. Nancy Buc as a director of the Company. Ms. Buc’s compensation package, as described below in Item 5.02, is hereby incorporated by reference.
Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 2, 2005, the Company appointed Ms. Nancy Buc as a director of the Company. Ms. Buc will serve as one of the Company’s Class II directors until the 2008 annual meeting of stockholders or until her earlier resignation or removal.
     In connection with her joining the Board, Ms. Buc was granted on November 2, 2005 an option to purchase 20,000 shares of common stock (vesting in four equal installments on each anniversary of the grant date), and will receive subsequent annual grants at the stockholders’ meetings (with 5,000 shares at the 2006 meeting, and 10,000 shares at each annual stockholders’ meeting thereafter) which vest in full on the one-year anniversary of the grant date. Ms. Buc will also receive an annual retainer of $20,000, and an additional $2,000 for each board meeting attended in person and $500 for each board meeting attended by telephone.
     The press release issued by the Company announcing Ms. Buc’s appointment to the board of directors is attached as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits.
     (c) Exhibits.
     99.1     Press release of Dynavax Technologies Corporation, dated November 2, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: November 8, 2005	By:	/s/ Timothy G. Henn
Timothy G. Henn
Vice President, Finance and Administration